Exhibit 99.2

Hyperion DeFi Announces Pricing of Public Offering of Common Stock

DALLAS, TX, May 6, 2026 (GLOBE NEWSWIRE) – Hyperion DeFi, Inc. (NASDAQ: HYPD) (“Hyperion DeFi” or the “Company”), the first U.S. publicly listed DeFi company building on Hyperliquid, today announced the pricing of a public offering of 2,777,778 shares of its common stock. The shares of common stock are being sold to the public at a price of $3.60 per share. All of the shares of common stock to be sold in the public offering are to be sold by Hyperion DeFi. The gross proceeds to Hyperion DeFi from the offering, before deducting the underwriting discounts and commissions and other offering expenses, are expected to be approximately $10.0 million. In addition, Hyperion DeFi has granted the sole underwriter a 30-day option to purchase up to an additional 416,666 shares of its common stock at the public offering price per share, less underwriting discounts and commissions. The offering is expected to close on May 7, 2026, subject to the satisfaction of customary closing conditions.

Hyperion DeFi intends to use the net proceeds from this offering, together with its existing cash, cash equivalents and marketable securities, to fund its HYPE treasury strategy, including the acquisition of additional HYPE tokens, and for working capital and other general corporate purposes.

Chardan is acting as sole underwriter for the offering.

The securities described above are being offered by Hyperion DeFi pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was previously filed with the Securities and Exchange Commission (the “SEC”) on November 17, 2025 and declared effective on December 9, 2025.

A preliminary prospectus supplement relating to this offering has been filed with the SEC and a final prospectus supplement relating to this offering will be filed with the SEC. The offering may be made only by means of a prospectus supplement and accompanying prospectus. When available, copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained by contacting Chardan Capital Markets, LLC, Attn: Capital Markets, One Pennsylvania Plaza, Suite 4800, New York, New York 10119, by email at prospectus@chardan.com. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Hyperion DeFi

Hyperion DeFi is the first U.S. publicly listed company building a long-term strategic treasury of Hyperliquid’s native token, HYPE. The Company is working to provide its shareholders with simplified exposure to the Hyperliquid ecosystem, which it believes to be one of the highest revenue-generating blockchains in the world. Hyperion DeFi’s strategy is designed to allow shareholders to benefit from compounding exposure to HYPE, both from its staking yield and additional revenues generated from its unique on-chain utility.

Forward Looking Statements

Except for historical information, all the statements, expectations and assumptions contained in this press release are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to: our expectations regarding the expected closing of the offering, the anticipated use of proceeds therefrom and statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements regarding our future activities or other future events or conditions, including the viability of, and risks associated with, our cryptocurrency treasury strategy, the growth and revenue potential of the Hyperliquid ecosystem and the growth prospects of the Company. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. Actual results may differ from those set forth in this press release due to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well as risks and uncertainties inherent in our business described in our prior filings with the SEC, including under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2025, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

Jason Assad

Hyperion DeFi, Inc.

IR@hyperiondefi.com

Source: Hyperion DeFi, Inc.